Exhibit 23.6

CONSENT OF IRESEARCH GLOBAL INC.

iResearch Global Inc. hereby consents to (i) references to our name, (ii) inclusion of information and data contained in our report entitled “The Yosemite Project Industry Research Report” (together with any subsequent amendments made by us thereto, the “Report”) and (iii) citation of the Report, in each case, in this Registration Statement on Form F-1 (and in all subsequent amendments) in connection with the proposed initial public offering of Phoenix Tree Holdings Limited (the “Company”), in the prospectus contained therein, and in any other future filings or correspondence with the U.S. Securities and Exchange Commission (the “SEC”).  We further hereby consent to the filing of this letter as an exhibit to such Registration Statement and any amendments thereto with the SEC.

/s/ XU Fanlei

Name: XU Fanlei
Title: Vice General Manager
iResearch Global Inc.
Floor 7, Building B, CCIG International Plaza 333 North Caoxi Road Xuhui District
Shanghai

October 28, 2019